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                                                                     Exhibit 5.2


                [Letterhead of Morris, Nichols, Arsht & Tunnell]




                                December 29, 2000





JPM Capital Trust I
JPM Capital Trust II
c/o The Chase Manhattan Corporation
270 Park Avenue
New York, New York  10017


           Re:    The JPM Capital Trusts (As Defined Below)
                  -----------------------------------------


Ladies and Gentlemen:

         We have acted as special Delaware counsel to JPM Capital Trust I ("JPM Capital I") and JPM Capital Trust II ("JPM Capital II"), each a Delaware statutory business trust, in connection with certain matters relating to the creation of the JPM Capital Trusts and the issuance and sale of Preferred Securities therein to beneficial owners pursuant to and as described in the Registration Statement (and the Prospectuses and the Prospectus Supplements forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). JPM Capital I and JPM Capital II are collectively referred to herein as the "JPM Capital Trusts" and each individually as a "JPM Capital Trust." Capitalized terms used herein with respect to each JPM Capital Trust and not otherwise herein defined are used with respect to such JPM Capital Trust as defined in the Governing Instrument (as defined below) of such JPM Capital Trust.


         In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of each JPM Capital Trust, each as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on October 29, 1996 (each a "Certificate"); the Declaration of Trust of each JPM Capital Trust, each dated as of October 29, 1996 (each an "Original Governing Instrument"); the Amended and Restated Declaration of Trust of JPM Capital I dated as of December 4, 1996 (the "JPM Capital I Governing Instrument"); the Amended and Restated Declaration of Trust of JPM Capital II dated as of February 3, 1997 (collectively with the JPM Capital I Governing Instrument, the "Governing Instruments" and each a "Governing Instrument"); the Indenture dated as of November 1, 1996 between J.P. Morgan & Co. Incorporated and First Trust of New York, National Association, as Trustee; with respect to JPM Capital I, the First Supplemental Indenture to such Indenture dated as of December 4, 1996; with respect to JPM


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JPM Capital Trust I
JPM Capital Trust II
December 29, 2000
Page 2


Capital II, the Second Supplemental Indenture to such Indenture dated as of February 3, 1997; with respect to JPM Capital I, the Preferred Guarantee dated as of December 4, 1996 by J.P. Morgan & Co. Incorporated; with respect to JPM Capital II, the Preferred Guarantee dated as of February 3, 1997 by J.P. Morgan & Co. Incorporated; the Registration Statement; and a certification of good standing of each of the JPM Capital Trusts obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the JPM Capital Trusts) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each JPM Capital Trust; (iii) that no event has occurred subsequent to the filing of any Certificate that would cause a dissolution or liquidation of any JPM Capital Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (iv) that the activities of each JPM Capital Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"); (v) that each Holder of Preferred Securities of each JPM Capital Trust has made payment of the required consideration therefor and received a Preferred Securities Certificate in consideration thereof in accordance with the terms and conditions of the Registration Statement and the applicable Prospectus and Prospectus Supplements forming a part thereof and the applicable Governing Instrument, and that the Preferred Securities of each JPM Capital Trust have been issued and sold to, and held or transferred by, the Preferred Securities Holders of such JPM Capital Trust in accordance with the terms, conditions, requirements and procedures set forth in the Registration Statement and applicable Prospectus and Prospectus Supplements forming a part thereof and the applicable Governing Instrument; (vi) that none of the Preferred Securities has been called for redemption, redeemed, converted or canceled (except in connection with a permitted transfer) and all of the Preferred Securities remain outstanding; and (vii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to the Registration Statement or any other offering materials relating to the Preferred Securities offered by any JPM Capital Trust and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.


         Based on and subject to the foregoing, and limited in all respects to matters of

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JPM Capital Trust I
JPM Capital Trust II
December 29, 2000
Page 3

Delaware law, it is our opinion that:

         1. Each JPM Capital Trust is a duly created and validly existing business trust in good standing under the laws of the State of Delaware.

         2. The Preferred Securities of each JPM Capital Trust constitute validly issued and, subject to the terms of the applicable Governing Instrument, fully paid and non-assessable beneficial interests in the assets of such JPM Capital Trust. We note that pursuant to Section 11.04 of the Governing Instrument, each JPM Capital Trust may withhold amounts otherwise distributable to a Holder of Securities in such JPM Capital Trust and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amounts withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, the Preferred Security Holders of each JPM Capital Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.


                                         Very truly yours,

                                         MORRIS, NICHOLS, ARSHT & TUNNELL

                                         /s/ JONATHAN I. LESSNER
                                         ---------------------------------------
                                         Jonathan I. Lessner